UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 17, 2016

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 830,000 customers in Oklahoma and western Arkansas. In addition, the Company holds a 26.3 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP.

As previously disclosed by the Company in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, CenterPoint Energy, Inc. (“CenterPoint”) and its wholly owned subsidiary, CenterPoint Energy Resources Corp. (“CERC”), provided notice to the Company on July 18, 2016, of CenterPoint's intention to solicit offers from unrelated third parties to acquire all or any portion of the common units and subordinated units of Enable Midstream Partners, LP (“Enable”) owned by CERC and all of the membership interests of Enable GP, LLC (“Enable GP”), the general partner of Enable, owned by CERC. This notice also constituted a notice pursuant to the right of first offer (the “ROFO”) held by the Company under Enable’s Fourth Amended and Restated Agreement of Limited Partnership and the Third Amended and Restated Limited Liability Company Agreement of Enable GP. Under the terms of the ROFO, the Company had 30 days to make an offer to buy all of CERC’s membership interests in Enable GP and all or any portion of the common units and subordinated units of Enable owned by CERC.

On August 17, 2016, in response to CenterPoint’s ROFO notice, the Company submitted to CenterPoint a proposal to acquire, in conjunction with a third party, all of CERC’s membership interests in Enable GP and all of the common units and subordinated units of Enable owned by CERC. If the Company's proposal is accepted by CenterPoint, and if the transaction contemplated by the proposal is in fact consummated, the Company anticipates that the third party would, as a result of such transaction, become the owner of all or substantially all of the securities subject to the ROFO. The Company’s ownership interest in Enable would not materially change as a result of such transaction, and therefore the Company would not be required to consolidate the financial results of Enable with the financial results of the Company.

The Company cannot predict what action CenterPoint will take in response to the proposal, if any, and there can be no assurance that any transaction will result from the Company’s proposal or that any party will enter into a definitive agreement regarding a potential transaction, including the above-referenced third party. The Company’s proposal is subject to a number of customary conditions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

August 19, 2016